                                                                    Exhibit 23.1


        CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS

We consent to the inclusion in Appendix E of this Amendment No. 1 to Registration Statement on Form S-4 of our report dated October 2, 1997, on our audits of the financial statements of Micron Technology, Inc. as of August 28, 1997 and August 29, 1996 and for the three years in the period ended August 28, 1997. We also consent to the references to our firm under the caption "Experts."

PricewaterhouseCoopers LLP

Boise, Idaho

August 25, 1998